UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

LEHMAN BROTHERS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

13-3216325
(IRS Employer Identification No.)

745 Seventh Avenue
New York, New York 10019
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Depositary Shares, Each Representing One One-Hundredth of a Share of 7.95% Non- Cumulative Perpetual Preferred Stock, Series J	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration statement file number to which this form relates:   333-134553

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

None

Item 1.  Description of Registrant’s Securities to be Registered.

Lehman Brothers Holdings Inc. (the “Registrant”) hereby incorporates by reference the descriptions set forth under the captions “Description of Preferred Stock” and “Description of Depositary Shares” of the Prospectus Supplement dated February 5, 2008, to Prospectus dated May 30, 2006, filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

Item 2.  Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on an exchange on which other securities of the Registrant are currently registered.  In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

1.1                                 Restated Certificate of Incorporation of the Registrant dated October 10, 2006 (incorporated by reference to Exhibit 3.04 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2006).

1.2                                 Certificate of Designations, Powers, Preferences and Rights with respect to the Registrant’s 7.95% Non-Cumulative Perpetual Preferred Stock, Series J (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 12, 2008).

1.3                                 By-Laws of the Registrant, amended as of November 8, 2007 (incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 15, 2007).

1.4                                 Form of Deposit Agreement with respect to the Depositary Shares (including the form of Depositary Receipt to be issued thereunder) (incorporated by reference to Exhibit 4.32 of the Registrant’s Registration Statement on Form S-3, Registration No. 333-134553).

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Lehman Brothers Holdings Inc.

	By:	/s/ Barrett S. DiPaolo
Barrett S. DiPaolo
Vice President
Date: February 12, 2008

EXHIBIT INDEX

Exhibits

1.1                                 Restated Certificate of Incorporation of the Registrant dated October 10, 2006 (incorporated by reference to Exhibit 3.04 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2006).

1.2                                 Certificate of Designations, Powers, Preferences and Rights with respect to the Registrant’s 7.95% Non-Cumulative Perpetual Preferred Stock, Series J (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 12, 2008).

1.3                                 By-Laws of the Registrant, amended as of November 8, 2007 (incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 15, 2007).

1.4                                 Form of Deposit Agreement with respect to the Depositary Shares (including the form of Depositary Receipt to be issued thereunder) (incorporated by reference to Exhibit 4.32 of the Registrant’s Registration Statement on Form S-3, Registration No. 333-134553).